As filed with the Securities and Exchange Commission on April 27, 2012

SEC Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVANS BANCORP, INC.

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1332767

(I.R.S. Employer Identification No.)

14-16 North Main Street, Angola, New York 14006

(Address of Principal Executive Offices) (Zip Code)

2009 LONG-TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

David J. Nasca	with a copy to:
President and Chief Executive Officer	Thomas E. Willett, Esq.
Evans Bancorp, Inc.	Harris Beach PLLC
14-16 North Main Street	99 Garnsey Road
Angola, New York 14006	Pittsford, New York 14534
(585) 419-8800

(Name and address of agent for service)

(716) 926-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.50 par value	300,000	$14.30	$4,290,000	$491.63

(1)

The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution provisions of the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan.

(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the NYSE-Amex on April 23, 2012.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (No. 333-160262) filed with the Securities and Exchange Commission on June 26, 2009, is being filed by the Registrant solely to register an additional 300,000 shares for issuance under the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with this Registration Statement:

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at pages II-2 and II-3)

99	2009 Long-Term Equity Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 1, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Angola, state of New York, on this 27th day of April, 2012.

EVANS BANCORP, INC.

By:	/s/ David J. Nasca
David J. Nasca President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, David J. Nasca and Gary A. Kajtoch and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date

/s/ David J. Nasca David J. Nasca	President and Chief Executive Officer/Director (Principal Executive Officer)	April 27, 2012

/s/ Gary A. Kajtoch Gary A. Kajtoch	Treasurer (Principal Financial Officer)	April 27, 2012

/s/ Nicholas J. Snyder Nicholas J. Snyder	Vice President/Controller (Principal Accounting Officer)	April 27, 2012

/s/ John R. O’Brien John R. O’Brien	Chairman of the Board/Director	April 27, 2012

/s/ James E. Biddle, Jr. James E. Biddle, Jr.	Director	April 27, 2012

/s/ Phillip Brothman Phillip Brothman	Director	April 27, 2012

/s/ Marsha S. Henderson Marsha S. Henderson	Director	April 27, 2012

/s/ Kenneth C. Kirst Kenneth C. Kirst	Director	April 27, 2012

/s/ Robert G. Miller, Jr. Robert G. Miller, Jr.	Director	April 27, 2012

/s/ Michael J. Rogers Michael J. Rogers	Director	April 27, 2012

/s/ Nancy W. Ware Nancy W. Ware	Director	April 27, 2012

/s/ Thomas H. Waring, Jr. Thomas H. Waring, Jr.	Director	April 27, 2012

/s/ Lee C. Wortham Lee C. Wortham	Director	April 27, 2012

EXHIBIT INDEX

5	Opinion of Harris Beach PLLC

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included at pages II-4 and II-5)

99	2009 Long-Term Equity Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 1, 2009)